ANDERSEN (LOGO)

Exhibit 23

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K/A, into the Company's previously filed Registration Statements (as amended, as applicable) File Numbers 33-4041, 33-9570, 33-12119, 33-15680, 33-37827, 33-56762, 33-65123, 33-83402, 333-07413, 333-10919, 333-10965, 333-30947, 333-57651, 333-66149, 333-47633, 333-66147, 333-67341, 333-68621, 333-90133, 333-90139, 333-35102, 333-35274, 333-41140, 333-41138, 333-63274, 333-66980, 333-70912 and 333-85668.  Our report dated February 11, 2002 (except with respect to the matters discussed in Note 2, as to which the date is February 28, 2002 and with respect to the matters discussed in Note 15, as to which the date is March 21, 2002) included in The Titan Corporation’s Form 10-K for the year ended December 31, 2001 is no longer appropriate since restated financial statements have been presented giving effect to a discontinued operation.

/s/ ARTHUR ANDERSEN

San Diego, California
June 11, 2002